Exhibit 10.8

AMENDMENT TO LEASE,

DATED AS OF JANUARY 27, 2014,

BY AND BETWEEN REXALL SUNDOWN, INC.

AND SENSUS HEALTHCARE, LLC

AMENDMENT TO LEASE

between

REXALL SUNDOWN, INC., Landlord

and

SENSUS HEALTHCARE, LLC, Tenant

TIDS AMENDMENT dated the 27th day of January, 2014, between REXALL SUNDOWN,INC., with offices at 90 Orville Drive, Bohemia, New York 11716 (“Landlord”) and SENSUS HEALTHCARE, LLC, with offices at 851 Broken Sound Parkway, Suites 210 & 215, Boca Raton, Florida 33487 (“Tenant”).

WITNESSETH:

WHEREAS, by Lease dated July 26, 2010, (the “Lease”), Landlord leased to Tenant certain premises being identified in said Lease as 4,551 square feet at Suites 210 & 215, 851 Broken Sound Parkway, Boca Raton, Florida (the “Premises”), and WHEREAS, Landlord and Tenant now desire to amend and modify the Lease to extend the Lease Term and adjust the Base Rental.

NOW, THEREFORE, inconsideration of the mutual covenants contained herein and in the Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is hereby mutually agreed as follows:

1.          Term. Notwithstanding any provisions contained in the Lease to the contrary, said Lease Term is hereby extended period of three (3) years commencing on August 1, 2014 and ending on July 31, 2017 (the “Extended Lease Term”).

2.          Base Rental. The Base Rental during the Extended Lease Term shall be as follows:

8/1/14 through 7/31/15 - $1,585.00/month; $91,020.00/year; $20.00/square foot plus applicable (6%) sales tax, payable in accordance with the Lease;

8/1/15 through 7/31/16 - $7,812.SO/month; $93,750.00/year; $20.60/square foot plus applicable (6%) sales tax, payable in accordance with the Lease;

8/1/16 through 7131/17 - $8,046.80/month; $96,562.00/year; $21.22/square foot plus applicable (6%) sales tax, payable in accordance with the Lease.

3.          Broker. Landlord and Tenant hereby 1ep1cswt to each other that other than CBRE, Inc., specifically Jeffrey Kelly on behalf of the Landlord, no other broker or finder is entitled to a fee or commission in connection with this transaction. Landlord and Tenant each agree to indemnify, protect, hold harmless and defend the other from and against any such claims if they shall be based upon any statement, representation or agreement made by Landlord or Tenant. The Landlord shall pay any and all brokerage commissions due as per separate agreement.

4.          Full Force and Effect. Except as modified herein, all of the other terms, covenants and conditions of the Lease shall remain in full force and effect.

This Amendment to Lease shall bind mid inure to the benefit of not only the parties hereto, but also their successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to Lease as of the day and year first above written.

REXALL SUNDOWN, INC., Landlord

By:	/s/ Joseph Looney
Joseph Looney, Vice President

SENSUSHEALTHCARE, LLC, Tenant

By:	/s/ Stephen Arnold
Stephen Arnold, CFO